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          Page No. 17
          Waverly, Inc.

                              EXHIBIT 11
                              ----------


          Computation of Earnings Per Share
          (in thousands of dollars - except per share amounts)
          ----------------------------------------------------------------------------------
                                                  Three Months Ended        Six Months Ended
                                                        June 30,                 June 30,
                                                    1996      1995           1996      1995
          ----------------------------------------------------------------------------------
          Net Earnings:                           $1,881    $2,094         $2,420    $3,056

          Primary earnings                        $1,881    $2,094         $2,420    $3,056
          ----------------------------------------------------------------------------------
          Fully diluted earnings                  $1,881    $2,094         $2,420    $3,056
          ----------------------------------------------------------------------------------
          Weighted average shares outstanding      8,895     8,851          8,889     8,824

          Dilutive common stock equivalents for
            primary earnings per share               450         -            436         -
          -----------------------------------------------------------------------------------
          Weighted average shares and common
            equivalent shares outstanding
            for primary earnings per share         9,345     8,851          9,325     8,824

          Additional equivalent shares
            assuming full dilution                     6         -             10         -
          -----------------------------------------------------------------------------------
          Weighted average shares and common
            equivalent shares for fully
            diluted earnings per share             9,351     8,851          9,335     8,824
          -----------------------------------------------------------------------------------
          Earnings per share

            Primary                                $0.20     $0.24          $0.26     $0.35
          ===================================================================================
            Fully diluted (1)                      $0.20     $0.24          $0.26     $0.35
          ===================================================================================

          (1) Not presented on the Consolidated Statements of Income because fully diluted earnings per share had a differential less than 3% of primary earnings per share.

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